Exhibit 99.1

Camping World Holdings, Inc. Reports Third Quarter 2026 Results

◾	Revenues of $1.58 billion, net loss of $320.1 million includes $286.7 million of goodwill impairment
◾	Adjusted EBITDA(1) of $36.0 million includes the unfavorable impact of $12.7 million of F&I chargeback liability adjustments
◾	Company accelerates cost actions; the Company’s efficiency program now totals over $150 million of anticipated annualized savings
◾	Fourth quarter 2026 SG&A expected to decline by more than $50 million year over year
◾	Good Sam Services and Plans gross margin expands 567 basis points to 62.3%

LINCOLNSHIRE, IL – November 2, 2026 (GLOBE NEWSWIRE) -- Camping World Holdings, Inc. (NYSE: CWH) (“CWH” or, collectively with its subsidiaries, the “Company” or “Camping World”), America’s Largest Recreational Vehicle Dealer, today reported results for the third quarter ended September 30, 2026.

Matthew Wagner, Chief Executive Officer and President of CWH, stated, “Our team did a tremendous amount of work in the third quarter to position the Company for the future. We built on our inventory discipline from the first half and entered the fourth quarter with our lowest mix of prior model year new units in five years. We grew our new vehicle average selling price on a richer mix of fifth wheels and motorized units, sequentially improved used vehicle gross margins and GPU(2), expanded Good Sam Services and Plans gross margins, and reduced our SG&A by $24 million in the quarter.”

Mr. Wagner continued, “As signals emerged over the summer that new vehicle gross margins across the industry were likely to remain under greater pressure than we had anticipated, we moved swiftly to further optimize our cost structure. We accelerated elements of our previously announced $100 million efficiency program and implemented additional reductions amounting to over $50 million of anticipated incremental annualized savings. We enter the fourth quarter with a cost base that we believe is rebuilt for the current market backdrop and a team focused on the variables we can control.”

Balance Sheet and Cash Flow

At the end of the third quarter of 2026, cash and cash equivalents totaled $263.8 million. Total outstanding long-term debt was $1.423 billion. The Company’s Net Debt(1) decreased $97.8 million, or 7.0%, at the end of the third quarter of 2026 compared to the third quarter of 2025. Tom Kirn, Chief Financial Officer of CWH, commented, “Operating cash flow year to date was $488.0 million, we reduced total inventory by $343 million from year end and had floor plan capacity of $823 million. In August, we amended and extended our M&T real estate facility to 2031, and we continue to evaluate alternatives to potentially refinance our Senior Secured Credit Facilities with the goal of increasing our financial flexibility.”

(1)	Adjusted EBITDA and Net Debt are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.
(2)	Gross profit per unit (“GPU”).

Outlook

As previously disclosed(3), the Company expects full-year 2026 Adjusted EBITDA to be below the low end of its previously communicated range of $230 million to $270 million. Currently, the Company is not providing additional full-year 2026 guidance and the Company intends to discuss its framework for 2027 in connection with its fourth quarter results.

Mr. Wagner concluded, “The industry is planning for 2027 unit sales to be comparable to 2026, but we are building our plans around more conservative assumptions. With a cost base that we believe is on track to be more than $150 million lighter on an annualized basis by 2028, the largest used RV business in the industry, and a Good Sam business that compounds through the cycle, we believe we are positioned to deliver a step change in our earnings profile when the market turns.”

(3)	Disclosed in Item 7.01 of the Company’s Form 8-K furnished to the Securities and Exchange Commission on October 5, 2026.

Third Quarter Operating Highlights(4)

●	Revenue was $1.6 billion for the third quarter, a decrease of $223.2 million, or 12.4%.
●	New vehicle revenue was $638.9 million for the third quarter, a decrease of $127.9 million, or 16.7%, and new vehicle unit sales were 15,126 units, a decrease of 5,160 units, or 25.4%. Used vehicle revenue was $518.5 million for the third quarter, a decrease of $70.6 million, or 12.0%, and used vehicle unit sales were 17,176 units, a decrease of 1,518 units, or 8.1%. Combined new and used vehicle unit sales were 32,302, a decrease of 6,678 units, or 17.1%.
●	Average selling price of new vehicles sold increased 11.7%, and average selling price of used vehicles sold decreased 4.2%.
●	Same store new vehicle unit sales decreased 26.4% for the third quarter and same store used vehicle unit sales decreased 8.6%. Combined same store new and used vehicle unit sales decreased 17.8%.
●	New vehicle gross margin was 10.2%, a decrease of 252 basis points, driven primarily by the 15.0% increase in the average cost per new vehicle sold, partially offset by the 11.7% increase in the average selling price per new vehicle sold. Used vehicle gross margin was 18.0%, a decrease of 36 basis points, primarily due to a 4.2% decrease in the average selling price per used vehicle sold, partially offset by a 3.8% decrease in the average cost per used vehicle sold.
●	Products, service and other revenue was $209.0 million, a slight increase of $0.4 million, or 0.2%. Products, service and other gross margin was 38.3%, a decrease of 690 basis points, primarily due to a 12.8% increase in products, service and other costs applicable to revenue driven by higher service volume that was billed at lower average labor rates for basic installation and maintenance services.
●	Finance and insurance, net was $147.5 million, a decrease of $30.8 million, or 17.3%, driven by a 17.1% decrease in total vehicle unit sales, which resulted in fewer contracts sold, and a $12.7 million unfavorable adjustment to variable consideration for chargebacks based on updates to the actuarial analysis of our chargeback liabilities, compared to a $3.7 million unfavorable chargeback adjustment in the prior year.
●	Good Sam Club revenue was $19.0 million, an increase of $8.2 million, or 75.6%, driven by (i) increased co-branded credit card revenue from a revised partner agreement that resulted in the recognition of a nonrecurring $5.3 million milestone payment for completing certain growth initiatives and (ii) the addition of recurring profit sharing, which was $2.3 million for the three months ended September 30, 2026.
●	Gross profit was $434.3 million, a decrease of $82.8 million, or 16.0%, and total gross margin was 27.4%, a decrease of 119 basis points. The gross profit decrease was mainly driven by the $32.4 million lower new vehicle gross profit, $30.8 million lower finance and insurance, net gross profit, $14.8 million of decreased used vehicle gross profit, and $14.3 million of decreased products, service and other gross profit, partially offset by an $8.0 million increase in Good Sam Club gross profit and a $1.5 million increase in Good Sam Services and Plans gross profit.
●	Selling, general and administrative expenses (“SG&A”) were $387.1 million, a decrease of $23.9 million, or 5.8%. This decrease was primarily due to a $25.5 million decrease in employee cash compensation costs excluding commissions, resulting primarily from headcount reductions; a $4.2 million decrease in stock-based compensation expense (“SBC”); and a $2.3 million decrease in commission costs, partially offset by a $4.5 million increase in outside service provider fees primarily related to software, AI, and infrastructure maintenance expenses and a $2.5 million increase in rent expense. SG&A Excluding SBC(5) was $383.6 million, a decrease of $19.8 million, or 4.9%. As a percentage of gross profit, SG&A and SG&A Excluding SBC were 89.1% and 88.3%, respectively, an increase of 964 and 1,032 basis points, respectively.
●	The Company recorded a noncash goodwill impairment charge of $286.7 million for the third quarter of 2026 related to its RV and Outdoor Retail reporting unit. The charge was largely driven by continued pressure on new RV industry demand, promotional pricing pressure in core travel trailer offerings, and the sustained decline in our share price, as well as macroeconomic factors, including higher consumer interest rates, elevated fuel prices and declines in consumer sentiment, which reduced the Company’s estimate of the fair value of the reporting unit as of September 30, 2026.
●	Floor plan interest expense was $15.2 million, a decrease of $2.9 million, or 16.1%, primarily due to a 55 basis point decrease in the average floor plan borrowing rate and an 8.3% decrease in the average floor plan balance. The average interest rate for the Company’s Floor Plan Facility for the three months ended September 30, 2026 and 2025 was 5.93% and 6.48%, respectively.
●	Net loss was $320.1 million for the third quarter of 2026, an increase of $290.7 million, or 990.5%. Adjusted EBITDA was $36.0 million, a decrease of $59.7 million, or 62.4%.
●	Diluted loss per share of Class A common stock was $(3.09), an increase of $2.45, or 382.8%, from $(0.64) for the three months ended September 30, 2025. Adjusted loss per share – diluted(5) of Class A common stock was $(0.19), a change of $0.62, or 144.2%, from Adjusted earnings per share – diluted(5) of Class A common stock of $0.43 for the three months ended September 30, 2025.
●	The total number of our store locations was 197 as of September 30, 2026 and 2025.

(4)	Unless otherwise indicated, all financial comparisons in these third quarter operating highlights compare our financial results for the third quarter ended September 30, 2026 to our financial results from the third quarter ended September 30, 2025.
(5)	Adjusted (loss) earnings per share – diluted and SG&A Excluding SBC are non-GAAP measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s third quarter 2026 financial results is scheduled for November 3, 2026, at 7:30 a.m. Central Time. Investors and analysts are invited to listen to the live audio webcast of the call via the Events & Presentations section of the Company’s IR website, http://investor.campingworld.com. For coverage analysts only: http://register-conf.media-server.com/register/Blcd349a1261ea4571954f0fed6f763e5a. Upon registering you will receive the dial-in info and a unique PIN to join the call. Presentation materials are available at http://investor.campingworld.com.

The event will be archived and available for replay for up to one year.

Presentation

This press release presents historical results for the periods presented for the Company and its subsidiaries, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company is the sole managing member of CWGS, LLC, with sole voting power in and control of the management of CWGS, LLC. As of September 30, 2026, the Company owned 61.6% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its condensed consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results for the third quarter ended September 30, 2026 to our financial results from the third quarter ended September 30, 2025.

About Camping World Holdings, Inc.

Camping World Holdings, Inc., headquartered in Lincolnshire, IL, (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Through Camping World and Good Sam brands, our vision is to make it easy for everyone to enjoy RVing and empower our customers’ joy of travel. We strive to build long-term value for our customers, employees, and stockholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of highly specialized services and plans, including roadside assistance, protection plans and insurance, uniquely enable us to connect with our customers as stewards of an outdoor and recreational lifestyle. With RV sales and service locations in 44 states, Camping World has grown to become the prime destination for everything RV. For more information, visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about macroeconomic and industry trends, future SG&A savings and cost efficiency initiatives, business plans and goals, future growth of our operations and our market share, capital spending and allocation priorities, future Adjusted EBITDA, future unit sales, future financial results, operational flexibility and positioning for future recovery, and the potential refinancing of our Senior Secured Credit Facilities. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: general economic conditions, including inflation, interest rates, tariffs, and the health of the RV industry and the timing of any recovery in RV demand; the impact of geopolitical conflicts and gasoline prices; the availability of financing to us and our customers; fuel shortages, high prices for fuel or changes in energy sources; the well-being, as well as the continued popularity and reputation for quality of our manufacturers; changes in consumer preferences; competition in our industry; risks related to acquisitions, new store openings and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store revenue; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; the restrictive covenants imposed by our Senior Secured Credit Facilities and Floor Plan Facility; our ability to execute and achieve the expected benefits of our cost cutting initiatives; our reliance on our fulfillment and distribution centers; impacts from natural disasters, including pandemics and health crises; our dependence on our relationships with third party suppliers and lending institutions; risks associated with selling goods manufactured abroad; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; our private brand offerings; we may incur additional asset impairment charges for goodwill, intangible assets or other long-lived assets; tax risks; regulatory risks; litigation risks; data privacy and cybersecurity risks; our inability to maintain or upgrade our information technology systems; our ability to maintain effective internal control over financial reporting; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; risks related to climate change and other environmental, social and governance matters; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our Quarterly Reports on Form 10-Q and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

We may use our official LinkedIn account at the handle @CampingWorld and the LinkedIn account of our Chief Executive Officer at the handle @MatthewWagner, as distribution channels of material information about the Company and for complying with our disclosure obligations under Regulation FD. The information we post through these social media channels may be deemed material. Accordingly, investors should subscribe to these accounts, in addition to following our press releases, SEC filings and public conference calls and webcasts. Social media channels may be updated from time to time.

Camping World Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Good Sam Services and Plans	$50,066	$52,508	$153,153	$152,929
RV and Outdoor Retail
New vehicles	638,903	766,779	2,095,644	2,303,317
Used vehicles	518,490	589,092	1,502,592	1,583,714
Products, service and other	208,993	208,634	584,976	596,516
Finance and insurance, net	147,479	178,297	495,256	528,162
Good Sam Club	18,979	10,808	39,933	30,952
Subtotal	1,532,844	1,753,610	4,718,401	5,042,661
Total revenue	1,582,910	1,806,118	4,871,554	5,195,590
Costs applicable to revenue (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	18,874	22,772	58,669	62,440
RV and Outdoor Retail
New vehicles	573,892	669,415	1,863,791	1,994,647
Used vehicles	425,390	481,217	1,242,569	1,280,417
Products, service and other	129,046	114,427	326,526	315,578
Good Sam Club	1,449	1,254	4,023	3,592
Subtotal	1,129,777	1,266,313	3,436,909	3,594,234
Total costs applicable to revenue	1,148,651	1,289,085	3,495,578	3,656,674

Gross profit (exclusive of depreciation and amortization shown separately below):
Good Sam Services and Plans	31,192	29,736	94,484	90,489
RV and Outdoor Retail
New vehicles	65,011	97,364	231,853	308,670
Used vehicles	93,100	107,875	260,023	303,297
Products, service and other	79,947	94,207	258,450	280,938
Finance and insurance, net	147,479	178,297	495,256	528,162
Good Sam Club	17,530	9,554	35,910	27,360
Subtotal	403,067	487,297	1,281,492	1,448,427
Total gross profit	434,259	517,033	1,375,976	1,538,916

Operating expenses:
Selling, general, and administrative	387,084	411,011	1,156,248	1,235,945
Debt restructure expense	510	—	510	—
Depreciation and amortization	26,967	25,654	74,319	71,617
Goodwill impairment	286,748	—	286,748	—
Long-lived asset impairment	6,668	617	19,767	1,237
Loss (gain) on lease termination and/or remeasurement	51	76	107	(31)
(Gain) loss on sale or disposal of assets	(25)	534	(1,912)	(104)
Total operating expenses	708,003	437,892	1,535,787	1,308,664
(Loss) income from operations	(273,744)	79,141	(159,811)	230,252
Other (expense) income
Floor plan interest expense	(15,159)	(18,061)	(56,830)	(57,356)
Other interest expense, net	(27,409)	(30,982)	(81,170)	(92,349)
Loss on debt restructure	(329)	—	(329)	—
Tax Receivable Agreement liability adjustment	—	149,172	—	149,172
Other expense, net	(2,458)	(1,162)	(2,620)	(3,920)
Total other (expense) income	(45,355)	98,967	(140,949)	(4,453)
(Loss) income before income taxes	(319,099)	178,108	(300,760)	225,799
Income tax expense	(988)	(207,459)	(2,275)	(222,309)
Net (loss) income	(320,087)	(29,351)	(303,035)	3,490
Less: net (loss) income attributable to non-controlling interests	123,068	(11,087)	116,474	(25,992)
Net loss attributable to Camping World Holdings, Inc.	$(197,019)	$(40,438)	$(186,561)	$(22,502)

Loss per share of Class A common stock:
Basic	$(3.09)	$(0.64)	$(2.93)	$(0.36)
Diluted	$(3.09)	$(0.64)	$(2.93)	$(0.36)
Weighted average shares of Class A common stock outstanding:
Basic	63,860	62,735	63,670	62,627
Diluted	63,860	62,735	63,670	62,627

Camping World Holdings, Inc. and Subsidiaries

Supplemental Data (unaudited)

	Three Months Ended September 30,		Increase		Percent
	2026	2025	(decrease)		Change
Unit sales
New vehicles	15,126	20,286	(5,160)		(25.4%)
Used vehicles	17,176	18,694	(1,518)		(8.1%)
Total	32,302	38,980	(6,678)		(17.1%)

Average selling price
New vehicles	$42,239	$37,798	$4,441		11.7%
Used vehicles	30,187	31,512	(1,325)		(4.2%)

Same store unit sales(1)
New vehicles	14,009	19,040	(5,031)		(26.4%)
Used vehicles	16,251	17,779	(1,528)		(8.6%)
Total	30,260	36,819	(6,559)		(17.8%)

Same store revenue(1) ($ in 000s)
New vehicles	$589,073	$716,904	$(127,831)		(17.8%)
Used vehicles	491,134	557,487	(66,353)		(11.9%)
Products, service and other	171,472	166,883	4,589		2.7%
Finance and insurance, net	138,442	169,500	(31,058)		(18.3%)
Total	$1,390,121	$1,610,774	$(220,653)		(13.7%)

Average gross profit per unit
New vehicles	$4,298	$4,800	$(502)		(10.5%)
Used vehicles	5,420	5,771	(351)		(6.1%)
Finance and insurance, net per vehicle unit	4,566	4,574	(8)		(0.2%)
Total vehicle front-end yield(2)	9,460	9,839	(379)		(3.9%)

Gross margin
Good Sam Services and Plans	62.3%	56.6%	567	bps
New vehicles	10.2%	12.7%	(252)	bps
Used vehicles	18.0%	18.3%	(36)	bps
Products, service and other	38.3%	45.2%	(690)	bps
Finance and insurance, net	100.0%	100.0%	unch
Good Sam Club	92.4%	88.4%	397	bps
Subtotal RV and Outdoor Retail	26.3%	27.8%	(149)	bps
Total gross margin	27.4%	28.6%	(119)	bps

Retail locations
RV dealerships	196	196	—		0.0%
RV service & retail centers	1	1	—		0.0%
Total	197	197	—		0.0%

RV and Outdoor Retail inventories ($ in 000s)
New vehicles	$1,171,969	$1,258,539	$(86,570)		(6.9%)
Used vehicles	447,734	595,055	(147,321)		(24.8%)
Products, parts, accessories and misc.	148,886	172,520	(23,634)		(13.7%)
Total RV and Outdoor Retail inventories	$1,768,589	$2,026,114	$(257,525)		(12.7%)

Vehicle inventory per location ($ in 000s)
New vehicle inventory per dealer location	$5,979	$6,421	$(442)		(6.9%)
Used vehicle inventory per dealer location	2,284	3,036	(752)		(24.8%)

Vehicle inventory turnover(3)
New vehicle inventory turnover	1.7	1.8	(0.1)		(7.4%)
Used vehicle inventory turnover	3.3	3.2	0.1		4.5%

Other data
Active Customers(4)	4,039,493	4,229,138	(189,645)		(4.5%)
Good Sam Club members (5)	1,369,725	1,608,107	(238,382)		(14.8%)
Service bays (6)	2,812	2,811	1		0.0%
Finance and insurance gross profit as a % of total vehicle revenue	12.7%	13.1%	(41)	bps	n/a
Same store locations	183	n/a	n/a		n/a

	Nine Months Ended September 30,		Increase		Percent
	2026	2025	(decrease)		Change
Unit sales
New vehicles	52,656	63,708	(11,052)		(17.3%)
Used vehicles	50,522	51,539	(1,017)		(2.0%)
Total	103,178	115,247	(12,069)		(10.5%)

Average selling price
New vehicles	$39,799	$36,154	$3,645		10.1%
Used vehicles	29,741	30,728	(987)		(3.2%)

Same store unit sales(1)
New vehicles	49,248	59,699	(10,451)		(17.5%)
Used vehicles	47,903	48,840	(937)		(1.9%)
Total	97,151	108,539	(11,388)		(10.5%)

Same store revenue(1) ($ in 000s)
New vehicles	$1,958,903	$2,148,063	$(189,160)		(8.8%)
Used vehicles	1,425,723	1,491,651	(65,928)		(4.4%)
Products, service and other	477,375	477,557	(182)		(0.0%)
Finance and insurance, net	469,562	500,683	(31,121)		(6.2%)
Total	$4,331,563	$4,617,954	$(286,391)		(6.2%)

Average gross profit per unit
New vehicles	$4,403	$4,845	$(442)		(9.1%)
Used vehicles	5,147	5,885	(738)		(12.5%)
Finance and insurance, net per vehicle unit	4,800	4,583	217		4.7%
Total vehicle front-end yield(2)	9,567	9,893	(326)		(3.3%)

Gross margin
Good Sam Services and Plans	61.7%	59.2%	252	bps
New vehicles	11.1%	13.4%	(234)	bps
Used vehicles	17.3%	19.2%	(185)	bps
Products, service and other	44.2%	47.1%	(292)	bps
Finance and insurance, net	100.0%	100.0%	unch
Good Sam Club	89.9%	88.4%	153	bps
Subtotal RV and Outdoor Retail	27.2%	28.7%	(156)	bps
Total gross margin	28.2%	29.6%	(138)	bps

Other data
Finance and insurance gross profit as a % of total vehicle revenue	13.8%	13.6%	18	bps	n/a
Same store locations	183	n/a	n/a		n/a

unch – unchanged

bps – basis points

n/a – not applicable

(1)	Our same store revenue and units calculations for a given period include only those stores that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year.
(2)	Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used vehicle unit sales.
(3)	Inventory turnover is calculated as vehicle costs applicable to revenue over the last twelve months divided by the average quarterly ending vehicle inventory over the last twelve months.
(4)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.
(5)	Excludes Good Sam Club members under the free basic plan, which was introduced in November 2023 and provides for limited participation in the loyalty point program without access to the remaining member benefits. This figure represents only Good Sam Club memberships and is not representative of any policies recognized in Good Sam Services and Plans revenue.
(6)	A service bay is a fully constructed bay dedicated to service, installation, and/or collision offerings.

Camping World Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In Thousands Except Per Share Amounts)

	September 30,	December 31,	September 30,
	2026	2025	2025
Assets
Current assets:
Cash and cash equivalents	$263,756	$215,043	$230,513
Contracts in transit	79,153	53,327	110,220
Accounts receivable, net	146,298	170,498	122,357
Inventories	1,768,811	2,111,900	2,026,392
Prepaid expenses and other assets	59,276	67,338	57,644
Assets held for sale	1,488	175	38,431
Total current assets	2,318,782	2,618,281	2,585,557

Property and equipment, net	815,165	832,062	895,270
Operating lease assets	779,334	790,974	716,467
Deferred tax assets, net	1,426	1,426	1,495
Intangible assets, net	13,183	15,824	16,703
Goodwill	464,915	749,321	748,951
Other assets	35,854	36,446	34,524
Total assets	$4,428,659	$5,044,334	$4,998,967
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$187,413	$147,707	$224,615
Accrued liabilities	159,606	128,399	177,866
Deferred revenues	88,857	90,456	98,293
Current portion of operating lease liabilities	65,071	65,365	65,497
Current portion of finance lease liabilities	8,812	8,820	8,689
Current portion of Tax Receivable Agreement liability	—	1,416	1,200
Current portion of long-term debt	23,868	57,939	22,749
Notes payable – floor plan, net	1,254,357	1,603,645	1,361,019
Other current liabilities	86,923	79,391	84,896
Total current liabilities	1,874,907	2,183,138	2,044,824

Operating lease liabilities, net of current portion	804,325	804,167	732,884
Finance lease liabilities, net of current portion	122,263	125,384	128,315
Long-term debt, net of current portion	1,399,546	1,413,618	1,459,307
Deferred revenues	50,490	56,773	61,844
Other long-term liabilities	95,082	89,455	88,819
Total liabilities	4,346,613	4,672,535	4,515,993
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, par value $0.01 per share – 250,000 shares authorized; 63,890, 63,437 and 62,819 shares issued and outstanding, respectively	639	634	628
Class B common stock, par value $0.0001 per share – 75,000 shares authorized; 39,466 shares issued and outstanding	4	4	4
Class C common stock, par value $0.0001 per share – 0.001 share authorized, issued and outstanding	—	—	—
Additional paid-in capital	225,702	216,944	209,349
Retained (deficit) earnings	(175,553)	11,008	86,235
Total stockholders' equity attributable to Camping World Holdings, Inc.	50,792	228,590	296,216
Non-controlling interests	31,254	143,209	186,758
Total stockholders' equity	82,046	371,799	482,974
Total liabilities and stockholders' equity	$4,428,659	$5,044,334	$4,998,967

Camping World Holdings, Inc. and Subsidiaries

Summary of Condensed Consolidated Statements of Cash Flows (unaudited)

(In Thousands)

	Nine Months Ended September 30,
	2026	2025

Net cash provided by operating activities	$488,008	$95,236

Investing activities
Purchases of property and equipment	(90,213)	(84,130)
Proceeds from sale or disposal of property and equipment	351	3,650
Purchases of real property	(1,889)	(122,842)
Proceeds from the sale or disposal of real property	68,022	53,769
Purchases of businesses, net of cash acquired	(7,054)	(81,203)
Purchases of other investments	(7,665)	(6,668)
Proceeds from other investments	5,733	326
Proceeds from divestiture of business	—	11,027
Net cash used in investing activities	(32,715)	(226,071)

Financing activities
Proceeds from long-term debt	132,787	—
Payments on long-term debt	(183,883)	(38,223)
Net (payments) proceeds on notes payable – floor plan, net	(347,050)	226,342
Payments on finance leases	(5,708)	(5,540)
Payments on sale-leaseback arrangement	(157)	(151)
Payment of debt issuance costs	(843)	—
Payments of stock offering costs	—	(572)
Dividends on Class A common stock	—	(23,504)
RSU shares withheld for tax	(903)	(2,940)
Stock award shares withheld for tax	(885)	—
Contributions from (distributions to) holders of LLC common units	62	(2,486)
Net cash (used in) provided by financing activities	(406,580)	152,926

Increase in cash and cash equivalents	48,713	22,091
Cash and cash equivalents at beginning of the period	215,043	208,422
Cash and cash equivalents at end of the period	$263,756	$230,513

Loss Per Share

Basic loss per share of Class A common stock is computed by dividing net loss attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted loss per share of Class A common stock is computed by dividing net loss attributable to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted loss per share of Class A common stock (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2026	2025	2026	2025
Numerator:
Net (loss) income	$(320,087)	$(29,351)	$(303,035)	$3,490
Less: net (loss) income attributable to non-controlling interests	123,068	(11,087)	116,474	(25,992)
Net loss attributable to Camping World Holdings, Inc. — basic	$(197,019)	$(40,438)	$(186,561)	$(22,502)
Net loss attributable to Camping World Holdings, Inc. — diluted	$(197,019)	$(40,438)	$(186,561)	$(22,502)
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	63,860	62,735	63,670	62,627
Weighted-average shares of Class A common stock outstanding — diluted	63,860	62,735	63,670	62,627

Loss per share of Class A common stock — basic	$(3.09)	$(0.64)	$(2.93)	$(0.36)
Loss per share of Class A common stock — diluted	$(3.09)	$(0.64)	$(2.93)	$(0.36)

Weighted-average anti-dilutive securities excluded from the computation of diluted loss per share of Class A common stock:
Stock options to purchase Class A common stock	127	144	132	150
Liability-classified awards	—	—	335	—
PSUs and RSUs	2,041	2,359	1,969	2,423
Common units of CWGS, LLC that are convertible into Class A common stock	39,895	39,895	39,895	39,895

Weighted-average contingently issuable shares excluded from the computation of diluted loss per share of Class A common stock since all necessary conditions had not been satisfied:
PSUs	819	750	795	750

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA; Adjusted EBITDA; Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic; Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted; Adjusted (Loss) Earnings Per Share – Basic; Adjusted (Loss) Earnings Per Share – Diluted; SG&A Excluding SBC; and Net Debt and Net Debt Leverage Ratio (collectively the “Non-GAAP Financial Measures”). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. Certain of these Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry and are used by management to evaluate our operating performance, to evaluate the effectiveness of strategic initiatives and for planning purposes. By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use Adjusted EBITDA and Net Debt, as calculated for our subsidiary CWGS Group, LLC, to measure our compliance with covenants such as the consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and the presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. They should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, it is reasonable to expect that certain of these items will occur in future periods.

However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this section and in the reconciliation tables below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

A full reconciliation of forecasted Adjusted EBITDA to its most directly comparable GAAP measure cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations.

The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA and Adjusted EBITDA

We define “EBITDA” as net (loss) income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, goodwill impairment, long-lived asset impairment, gains and losses on lease termination and/or remeasurement, gains and losses on sale or disposal of assets, net, SBC, employment agreement modification expenses relating to the employment agreements with Marcus A. Lemonis (the “Lemonis Second Employment Agreement”) and the Company’s former Chief Administrative and Legal Officer and Secretary, losses and gains and/or impairment on investments in equity securities, and Tax Receivable Agreement liability adjustment. We caution investors that amounts presented in accordance with our definitions of EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA and Adjusted EBITDA in the same manner. We present EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measures (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
EBITDA and Adjusted EBITDA:
Net (loss) income	$(320,087)	$(29,351)	$(303,035)	$3,490
Other interest expense, net	27,409	30,982	81,170	92,349
Depreciation and amortization	26,967	25,654	74,319	71,617
Income tax expense	988	207,459	2,275	222,309
Subtotal EBITDA	(264,723)	234,744	(145,271)	389,765
Loss and expense on debt restructure (a)	839	—	839	—
Goodwill impairment (b)	286,748	—	286,748	—
Long-lived asset impairment (c)	6,668	617	19,767	1,237
Loss (gain) on lease termination and/or remeasurement (d)	51	76	107	(31)
(Gain) loss on sale or disposal of assets, net (e)	(25)	534	(1,912)	(104)
SBC (f)	3,600	7,750	12,758	23,464
Employment agreement modification expense (g)	389	—	389	—
Tax Receivable Agreement liability adjustment (h)	—	(149,172)	—	(149,172)
Loss and/or impairment on investments in equity securities (i)	2,458	1,163	2,620	3,920
Adjusted EBITDA	$36,005	$95,712	$176,045	$269,079

	Three Months Ended				TTM Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
($ in thousands)	2026	2026	2026	2025	2026
Adjusted EBITDA:
Net (loss) income	$(320,087)	$43,713	$(26,661)	$(109,128)	$(412,163)
Other interest expense, net	27,409	26,912	26,849	29,487	110,657
Depreciation and amortization	26,967	24,634	22,718	23,718	98,037
Income tax expense (benefit)	988	1,371	(84)	3,488	5,763
Subtotal EBITDA	(264,723)	96,630	22,822	(52,435)	(197,706)
Loss and expense on debt restructure (a)	839	—	—	—	839
Goodwill impairment (b)	286,748	—	—	—	286,748
Long-lived asset impairment (c)	6,668	13,099	—	—	19,767
Loss (gain) on lease termination and/or remeasurement (d)	51	(8)	64	(1,965)	(1,858)
(Gain) loss on sale or disposal of assets, net (e)	(25)	(2,055)	168	(746)	(2,658)
SBC (f)	3,600	4,384	4,774	20,814	33,572
Employment agreement modification expense (g)	389	—	—	1,500	1,889
Tax Receivable Agreement liability adjustment (h)	—	—	—	216	216
Loss and/or impairment on investments in equity securities (i)	2,458	—	162	6,459	9,079
Adjusted EBITDA	$36,005	$112,050	$27,990	$(26,157)	$149,888
(a)	Represents the debt restructure expense for third-party refinancing costs and loss on debt restructure for the partial write-off of unamortized finance costs on the refinancing of the M&T Real Estate Facility in August 2026, which was accounted for as a modification.
(b)	Represents a goodwill impairment charge of $286.7 million related to the RV and Outdoor Retail reporting unit in the third quarter of 2026.
(c)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(d)	Represents the loss (gain) on the termination of operating leases and/or remeasurement resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.
(e)	Represents an adjustment to eliminate the gains and losses on sales and disposal of various assets.
(f)	Represents SBC expense relating to employees, directors, and consultants of the Company. During the three months ended December 31, 2025, we recorded an aggregate SBC expense of $6.0 million relating to the Lemonis Second Employment Agreement for liability-classified share based awards, which were settled in May 2026 with $3.8 million of cash and shares of Class A common stock with a value on the date of issuance of $2.3 million.
(g)	For the three, nine and trailing twelve months ended September 30, 2026, represents costs under the Transition Agreement with the Company’s former Chief Administrative and Legal Officer and Secretary. For the three months ended December 31, 2025, represents the 2026 salary under the Lemonis Second Employment Agreement for Mr. Lemonis, our former Chairman and Chief Executive Officer. We deemed the 2026 service conditions under the Lemonis Second Employment Agreement to be nonsubstantive for accounting purposes, so we accrued Mr. Lemonis’ 2026 salary of $1.5 million as of December 31, 2025, which was the date that Mr. Lemonis retired from the position of Chairman and Chief Executive Officer. Mr. Lemonis’ SBC, including liability-classified share-based awards, is included in the SBC amount above.
(h)	Represents an adjustment to the Tax Receivable Agreement liability for the change in the determination of the realizability of future cash tax benefits underlying the estimate of future payments under the Tax Receivable Agreement.
(i)	Represents losses and/or impairment on investments in equity securities and interest income relating to any notes receivable with those investments.

Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. and Adjusted (Loss) Earnings Per Share

We define “Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic” as net loss attributable to Camping World Holdings, Inc. adjusted for the impact of certain noncash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, goodwill impairment, long-lived asset impairment, (gain) loss on lease termination and/or remeasurement, gain and loss on sale or disposal of assets, net, SBC, employment agreement modification expenses, Tax Receivable Agreement liability adjustment, loss and/or impairment on investments in equity securities, the income tax (expense) benefit effect of these adjustments, income tax expense impact from the significant change in valuation allowance against deferred tax assets, and the effect of net loss attributable to non-controlling interests from these adjustments.

We define “Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net loss attributable to non-controlling interests from stock options, performance stock units (“PSU”), and restricted stock units (“RSU”), if dilutive, or the assumed redemption, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted (Loss) Earnings Per Share – Basic” as Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted (Loss) Earnings Per Share – Diluted” as Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the redemption of all outstanding common units in CWGS, LLC for newly issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options, PSUs, and RSUs, if any. We present Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted (Loss) Earnings Per Share – Basic, and Adjusted (Loss) Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net (Loss) Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted (Loss) Earnings Per Share – Basic, and Adjusted (Loss) Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2026	2025	2026	2025
Numerator:
Net loss attributable to Camping World Holdings, Inc.	$(197,019)	$(40,438)	$(186,561)	$(22,502)
Adjustments related to basic calculation:
Loss and expense on debt restructure (a):
Gross adjustment	839	—	839	—
Goodwill impairment (b):
Gross adjustment	286,748	—	286,748	—
Income tax expense for above adjustment (c)	(99)	—	(99)	—
Long-lived asset impairment (d):
Gross adjustment	6,668	617	19,767	1,237
Loss (gain) on lease termination and/or remeasurement (e):
Gross adjustment	51	76	107	(31)
(Gain) loss on sale or disposal of assets (f):
Gross adjustment	(25)	534	(1,912)	(104)
Income tax expense for above adjustment (c)	—	(14)	—	(10)
SBC (g):
Gross adjustment	3,600	7,750	12,758	23,464
Income tax expense for above adjustment (c)	(3)	(4)	(9)	(18)
Employment agreement modification expense (h):
Gross adjustment	389	—	389	—
Tax Receivable Agreement liability adjustment (i):
Gross adjustment	—	(149,172)	—	(149,172)
Income tax benefit for above adjustment (c)	—	37,293	—	37,293
Loss and/or impairment on investments in equity securities (j):
Gross adjustment	2,458	1,163	2,620	3,920
Income tax expense impact from significant change in valuation allowance against deferred tax assets (k)	—	175,387	—	175,387
Adjustment to net loss attributable to non-controlling interests resulting from the above adjustments (l)	(115,595)	(3,935)	(123,528)	(11,074)
Adjusted net (loss) income attributable to Camping World Holdings, Inc. – basic	(11,988)	29,257	11,119	58,390
Adjustments related to diluted calculation:
Reallocation of net loss attributable to non-controlling interests from the dilutive effect of stock options, PSUs, and RSUs (m)	—	—	51	47
Reallocation of net loss attributable to non-controlling interests from the dilutive redemption of common units in CWGS, LLC (m)	—	15,022	—	—
Adjusted net (loss) income attributable to Camping World Holdings, Inc. – diluted	$(11,988)	$44,279	$11,170	$58,437

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands except per share amounts)	2026	2025	2026	2025
Denominator:
Weighted-average Class A common shares outstanding – basic	63,860	62,735	63,670	62,627
Adjustments related to diluted calculation:
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (n)	—	39,895	—	—
Dilutive liability-classified awards (n)	—	—	335	—
Dilutive PSUs and RSUs (n)	—	195	88	195
Adjusted weighted average Class A common shares outstanding – diluted	63,860	102,825	64,093	62,822

Adjusted (loss) earnings per share - basic	$(0.19)	$0.47	$0.17	$0.93
Adjusted (loss) earnings per share - diluted	$(0.19)	$0.43	$0.17	$0.93

Anti-dilutive amounts (o):
Numerator:
Reallocation of net (loss) income attributable to non-controlling interests from the anti-dilutive redemption of common units in CWGS, LLC (m)	$(7,473)	$—	$7,003	$37,018
Denominator:
Anti-dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (n)	39,895	—	39,895	39,895
Anti-dilutive RSUs (n)	87	—	—	—

Reconciliation of per share amounts:
Loss per share of Class A common stock — basic	$(3.09)	$(0.64)	$(2.93)	$(0.36)
Non-GAAP Adjustments (p)	2.90	1.11	3.10	1.29
Adjusted (loss) earnings per share - basic	$(0.19)	$0.47	$0.17	$0.93

Loss per share of Class A common stock — diluted	$(3.09)	$(0.64)	$(2.93)	$(0.36)
Non-GAAP Adjustments (p)	2.90	1.11	3.10	1.29
Dilutive redemption of common units in CWGS, LLC for shares of Class A common stock (q)	—	(0.04)	—	—
Adjusted (loss) earnings per share - diluted	$(0.19)	$0.43	$0.17	$0.93

(a)	Represents the debt restructure expense for third-party refinancing costs and loss on debt restructure for the partial write-off of unamortized finance costs on the refinancing of the M&T Real Estate Facility in August 2026, which was accounted for as a modification.
(b)	Represents a goodwill impairment charge of $286.7 million related to the RV and Outdoor Retail reporting unit in the third quarter of 2026.
(c)	Represents the current and deferred income tax expense or benefit effect of the above adjustments. For the three and nine months ended September 30, 2026, the income tax impact for many of the adjustments related to the public holding company, CWH, which had a full valuation allowance against its net deferred tax assets, for which no income tax benefit or expense could be recognized. Additionally, substantially all of the goodwill impairment related to goodwill that is not deductible for income tax purposes, for which no income tax benefit was recognized. This assumption uses a blended statutory tax rate of 25.0% for the adjustments for the 2026 and 2025 periods, which represents the estimated tax rates that would apply had the above adjustments been included in the determination of our non-GAAP metric.
(d)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment.
(e)	Represents the (gain) loss on the termination and/or remeasurement of operating leases resulting from lease termination fees and the derecognition of the operating lease assets and liabilities.
(f)	Represents an adjustment to eliminate the gains and losses on disposals and sales of various assets.
(g)	Represents SBC expense relating to employees, directors, and consultants of the Company.
(h)	Represents costs under the Transition Agreement with the Company’s former Chief Administrative and Legal Officer and Secretary.
(i)	Represents an adjustment to the Tax Receivable Agreement liability for the change in the determination of the realizability of future cash tax benefits underlying the estimate of future payments under the Tax Receivable Agreement.
(j)	Represents loss and/or impairment on investments in equity securities and interest income relating to any notes receivable with those investments.
(k)	Represents the income tax expense relating to the significant change in the valuation allowance for deferred tax assets for CWH, the public holding company.
(l)	Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 38.5% and 38.8% for the three months ended September 30, 2026 and 2025, respectively, and 38.5% and 38.8% for the nine months ended September 30, 2026 and 2025, respectively.
(m)	Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, PSUs, RSUs, and/or common units of CWGS, LLC.
(n)	Represents the impact to the denominator for stock options, liability-classified awards, PSUs, RSUs, and/or common units of CWGS, LLC.
(o)	The below amounts have not been considered in our adjusted (loss) earnings per share – diluted amounts as the effect of these items is anti-dilutive. Additionally, 750,000 PSUs granted in January 2025 and 77,500 PSUs granted during the nine months ended September 30, 2026 were excluded from the calculation of our adjusted (loss) earnings per share – diluted, since they represent contingently issuable shares for which all of the necessary conditions had not been satisfied. These PSU quantities are based on target levels of performance and exclude minimum payouts, which are not contingently issuable shares.
(p)	Represents the per share impact of the Non-GAAP adjustments to net income detailed above (see (a) through (l) above).
(q)	Represents the per share impact of the assumed redemption of common units in CWGS, LLC for shares of Class A common stock, which was dilutive for the three months ended September 30, 2025.

Our “Up-C” corporate structure may make it difficult to compare our results with those of companies with a more traditional corporate structure. There can be a significant fluctuation in the numerator and denominator for the calculation of our adjusted earnings per share – diluted depending on if the common units in CWGS, LLC are considered dilutive or anti-dilutive for a given period. To improve comparability of our financial results, users of our financial statements may find it useful to review our loss per share assuming the full redemption of common units in CWGS, LLC for all periods, even when those common units would be anti-dilutive. The relevant numerator and denominator adjustments have been provided under “Anti-dilutive amounts” in the table above (see (o) above).

SG&A Excluding SBC

We define “SG&A Excluding SBC” as SG&A before SBC relating to SG&A. We caution investors that amounts presented in accordance with our definition of SG&A Excluding SBC may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate SG&A Excluding SBC in the same manner. We present SG&A Excluding SBC because we believe that investors’ understanding of our performance and drivers of our other Non-GAAP Financial Measures, such as Adjusted EBITDA, is enhanced by including this Non-GAAP Financial Measure. We believe it provides a reasonable basis for comparing our ongoing results of operations.

The following table reconciles SG&A Excluding SBC to the most directly comparable GAAP financial performance measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
SG&A Excluding SBC:
SG&A	$387,084	$411,011	$1,156,248	$1,235,945
SBC - SG&A	(3,467)	(7,632)	(12,365)	(23,121)
SG&A Excluding SBC	$383,617	$403,379	$1,143,883	$1,212,824
As a percentage of gross profit	88.3%	78.0%	83.1%	78.8%

Net Debt and Net Debt Leverage Ratio

We define “Net Debt” as the sum of long-term debt, finance lease liabilities and our revolving line of credit balance outstanding, if any, less cash and cash equivalents. We commonly use Net Debt along with Adjusted EBITDA, as described above, to calculate the “Net Debt Leverage Ratio”, which we define as Net Debt divided by Adjusted EBITDA for the trailing twelve months. We caution investors that amounts presented in accordance with our definition of Net Debt may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Net Debt in the same manner. We present Net Debt because we believe that investors’ understanding of our solvency and borrowing capacity is enhanced by including this Non-GAAP Financial Measure.

The following table reconciles Net Debt to the most directly comparable GAAP financial performance measure, which is total debt:

	September 30,	December 31,	September 30,
($ in thousands)	2026	2025	2025
Net Debt:
Current portion:
Finance lease liabilities	$8,812	$8,820	$8,689
Long-term debt	23,868	57,939	22,749
Total current portion of debt	32,680	66,759	31,438
Noncurrent portion:
Finance lease liabilities	122,263	125,384	128,315
Long-term debt	1,399,546	1,413,618	1,459,307
Total noncurrent portion of debt	1,521,809	1,539,002	1,587,622
Total debt	1,554,489	1,605,761	1,619,060
Less: cash and cash equivalents	(263,756)	(215,043)	(230,513)
Net Debt	$1,290,733	$1,390,718	$1,388,547

Net Debt Leverage Ratio(1)	8.6	5.7	5.2

(1)	We define Net Debt Leverage Ratio as Net Debt divided by Adjusted EBITDA for the trailing twelve months.

Contacts

Investors:

Brett Andress

InvestorRelations@campingworld.com

Media Outlets:
PR-CWGS@CampingWorld.com